As  filed  with  the Securities and Exchange Commission on August
         30, 1995
    Registration No. 33-

                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.  20549

                               FORM S-3

                        REGISTRATION STATEMENT
                                UNDER
                      THE SECURITIES ACT OF 1933
                        _____________________

                     LOGIC DEVICES INCORPORATED
      (Exact name of Registrant as specified in its charter)

       CALIFORNIA                                       94-2893789
 (State or other jurisdiction of               (I.R.S. Employer Identification
 incorporation or organization)                             Number)

                        628 East Evelyn Avenue
                     Sunnyvale, California  94086
                            (408) 737-3300
    (Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)
                      ______________________

                           William J. Volz
                              President
                     Logic Devices Incorporated
                       628 East Evelyn Avenue
                     Sunnyvale, California  94086
                           (408) 737-3300
      (Name and address, including zip code, and telephone number, including area code, of agent for service)
                       _______________________

                              COPIES TO:

                         David R. Selmer, Esq.
               Barack, Ferrazzano, Kirschbaum & Perlman
                         333 West Wacker Drive
                              Suite 2700
                       Chicago, Illinois  60606

      Approximate date of commencement of proposed sale to the public: As soon as possible after the Registration Statement becomes effective.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  <square>

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. <checked-box>

                        CALCULATION OF REGISTRATION FEE

Title of Each Class             Proposed Maximum  Proposed Maximum
of Securities     Amount to be  Offering Price    Aggregate Offering  Amount of
to be Registered  Registered    Per Share{(1)}    Price{(1)}    Registration Fee
 Common Stock, no par
 value
                   75,000         $12.50           $937,500           $324.00

 (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and based on the average of the high and low sales prices as reported on the National Association of Securities Dealers Automated Quotation National Market System for August 29, 1995.

                              SUBJECT TO COMPLETION
                     PRELIMINARY PROSPECTUS DATED AUGUST 30, 1995

                           LOGIC DEVICES INCORPORATED

                         75,000 SHARES OF COMMON STOCK

   This Prospectus relates to 75,000 shares of common stock, no par value per share (the "Common Stock"), of Logic Devices Incorporated
 (the "Company") which are held by the "Selling Shareholder" identified herein (the "Offered Securities").

   The Offered Securities may be offered from time to time by the "Selling Shareholder" or its pledgees, donees, transferees or other
 successors  in  interest.   See  "Selling  Shareholder."   THE SELLING
  SHAREHOLDER HAS ADVISED THE COMPANY THAT SALES OF THE OFFERED SECURITIES MAY BE MADE, IF AT ALL, FROM TIME TO TIME AFTER THE
 EFFECTIVE DATE OF THE REGISTRATION STATEMENT  OF WHICH THIS PROSPECTUS
  IS A PART IN THE OVER-THE-COUNTER MARKET THROUGH LICENSED BROKER-DEALERS OR OTHERWISE, AT THE THEN PREVAILING MARKET PRICES OR
 OTHERWISE AT PRICES AND ON TERMS THEN OBTAINABLE OR THROUGH PRIVATELY NEGOTIATED TRANSACTIONS. NO PERIOD OF TIME HAS BEEN FIXED WITHIN WHICH THE OFFERED SECURITIES COVERED BY THIS PROSPECTUS MAY BE OFFERED OR SOLD. SEE "PLAN OF DISTRIBUTION."

   The Company will receive no part of the proceeds of any sales of the Offered Securities. The Company will pay all expenses with respect to this Offering, except for underwriting discounts, brokerage fees and commissions and transfer taxes for the Selling Shareholder, which will be borne by the Selling Shareholder.

  INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF
 RISK.
                     SEE "RISK FACTORS."

   The Company's Common Stock is traded in the national over-the-counter market and prices are quoted by the National Association of
 Securities  Dealers  Automated  Quotation  ("Nasdaq")  National Market
  System under the symbol LOGC. On August 29, 1995, the last reported sale price of the Common Stock, as reported by the Nasdaq National Market System, was $12.125.


   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMIS-
        SION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
         ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR
      ENDORSED THE MERITS OF THIS OFFERING.  ANY REPRESENTATION TO THE
                           CONTRARY IS UNLAWFUL.

             THE DATE OF THIS PROSPECTUS IS           , 1995

   No person has been authorized to give any information or to make any representations not contained or incorporated by reference in this Prospectus in  connection  with the Offered Securities  and,  if  given  or  made,  such information and representations must not be relied upon as having been authorized by the Company or the Selling Shareholder. Neither the delivery of this Prospectus nor any sale made under this Prospectus shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof or since the date of any documents incorporated herein by reference. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates, or an offer or solicitation in any state to any person to whom it is unlawful to make such offer in such state.

                            AVAILABLE INFORMATION

   The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company may be examined without charge at, or copies obtained upon payment of prescribed fees from, the Public
  Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and are also available for inspection and copying at the regional offices of the Commission located at 75 Park Place, 14th Floor, New York, New York 10007 and at Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511.

   The Company has filed with the Commission, 450 Fifth Street N.W., Washington, D.C. 20549, a Registration Statement on Form S-3 under the
  Securities Act, and the rules and regulations promulgated thereunder, with respect to the Common Stock offered pursuant to this Prospectus. This
 Prospectus, which is part of the Registration Statement, does not contain all of the information, exhibits and undertakings set forth in the Registration Statement, certain portions of which are omitted as permitted by the Rules and Regulations of the Commission. For further information concerning the Company and the Common Stock offered hereby, reference is made to the Registration
  Statement and the exhibits filed therewith, which may be examined without charge at, or copies obtained upon payment of prescribed fees from, the
  Commission and its regional officers at the locations listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.


                     DOCUMENTS INCORPORATED BY REFERENCE

   The following documents filed with the Commission are incorporated by reference in this Prospectus:

   (1) the Company's Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 1994 (File No. 0-17187);

   (2) all other reports filed pursuant to Section 13(a) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in
 (1) above.

   (3) the description of the Company's Common Stock contained in its Registration Statement on Form S-18, as amended (File No. 33-23763-LA).

   All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this Offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, are hereinafter referred to as "Incorporated Documents"). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Prospectus and the Registration Statement of which it is a part to the extent that a statement contained herein or in any other subsequently filed Incorporated Document or in an accompanying prospectus supplement modifies or supersedes such statement. Any such statement so modified or superseded should not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or the
 Registration Statement.


                                RISK FACTORS

   Investment in the Common Stock involves a high degree of risk. Prospective investors should carefully consider the following risk factors in evaluating the Company and its business before investing in the Common Stock.

   DEPENDENCE ON NEW PRODUCTS AND TECHNOLOGIES. The Company's future success will depend, in large part, upon its ability to successfully develop and market new products, and to have access to leading edge semiconductor wafer fabrication process technology. The Company serves a number of small or niche markets which each require constant monitoring and evaluation by the Company.
  Semiconductor design and process technologies are subject to rapid technological change, requiring a high level of expenditure for research and development. Further, even if successfully developed, the success of new product introductions is dependent on several factors, including proper new product selection, timely product introduction, achievement of acceptable production yields and market acceptance. There can be no assurance that the Company will successfully develop new products that can be introduced on a timely or cost-effective basis or that will achieve market acceptance.
   DEPENDENCE ON OUTSIDE WAFER FOUNDRIES AND TECHNOLOGY. The Company is dependent on outside silicon foundries, two located in Japan and one located in Taiwan, for its silicon wafer fabrication. While the Company can obtain wafers used in many of its current products from any of these three sources, each source uses a different technological process. During 1992, the Company redesigned its static random access memories ("SRAM") product line and initiated product designs with two of its current foundries as a result of the termination of a guaranteed supply arrangement with a domestic supplier. While the Company regularly evaluates the availability of additional sources of processed wafers, there can be no assurance that other foundries will be available or, if available, will be able to supply wafers on a timely basis or provide a process which is technologically comparable or as cost-effective as the process used by the Company's current foundries. Other semiconductor companies pursuing outside wafer fabrication may enter into supply contracts which guarantee certain capacity to the semiconductor company, but require minimum purchase commitments. To date, the Company has not committed itself to minimum purchases although it does have a supply contract with one of its current foundries. The Company's reliance on outside foundries involves several other risks, including reduced control over delivery schedules, quality assurance and costs.

   It is not unusual in the semiconductor industry to experience disruptions in the supply of processed wafers due to quality or yield problems. For this reason the Company has historically maintained a high inventory level of processed wafers. There can be no assurance that such a material disruption in supply will not occur. Further, if the Company's foundries are unable or unwilling to produce adequate supplies of processed wafers, the Company's business would be adversely affected. In such an event the Company would incur delay and expense to redesign its circuits to be compatible with a new manufacturer's complementary metal-oxide-silicon ("CMOS") process.

   CYCLICAL NATURE OF SEMICONDUCTOR INDUSTRY. The semiconductor industry has historically been characterized by repeated and severe business cycles. The industry is characterized by a number of factors, including fluctuation in user demand, price volatility, variations in manufacturing capacity and efficiencies, rapid technological change and significant process and product development. The Company expects that as it introduces a broader range of products, including more standard or commodity products, the cyclical nature of the semiconductor industry may have greater impact on the Company's business and operating results in the future and may cause greater fluctuations in the Company's period-to-period performance.

   COMPETITION. The semiconductor industry is intensely competitive and is characterized by rapid technological change, product obsolescence, fluctuations in both demand and capacity and price erosion. These factors can render obsolete the processes and products currently utilized or produced by the Company. In such cases, the Company will be required to develop products utilizing new processes and may be required to establish new foundry relationships. The Company faces competition from other manufacturers of high-performance integrated circuits, many of which have advanced technological capabilities, are currently increasing their participation in the high-performance CMOS market and have internal wafer fabrication capabilities. The ability of the Company to compete in this rapidly evolving environment depends on elements both within and outside the control of the
  Company. These elements include: the Company's ability to develop new products in a timely manner; the cost effectiveness of its manufacturing;
  successful introduction to and acceptance by customers of new products; the speed at which customers incorporate the Company's products into their systems; continued access to advanced semiconductor foundries and leading edge CMOS process technology; the number and capabilities of the Company's competitors as well as general economic conditions. The Company experiences competition from a number of domestic and international companies, most of which have substantially greater financial, technical, manufacturing and marketing resources than the Company. Emerging companies also are attempting to obtain a share of the existing market. To the extent that the Company's products achieve market acceptance, other manufacturers may seek to offer competitive products or embark on pricing strategies which could have adverse effects on the Company's operating results.

   DEPENDENCE ON KEY PERSONNEL. The Company's continued success is dependent in part upon a number of key management personnel and technical employees, the loss of one or more of whom could adversely affect the Company. The Company believes that its future success will depend in part on its ability to attract, retain and motivate highly skilled employees, who are in great demand in the semiconductor industry. The Company does not have any employment agreements with any of its key employees.

   DEPENDENCE ON SUBCONTRACT ASSEMBLY.  The  Company  is  dependent  on outside subcontract assembly for the assembly of the Company's products. The Company's products are assembled by several independent subcontractors in the
  United States and the Far East. Shortages of raw materials or disruption in the provision of services by the Company's assembly subcontractors, or other circumstances that would require the Company to seek alternative sources of supply, could lead to constraints or delays in the timely delivery of the Company's products. Such constraints or delays could result in the loss of customers, reductions in the Company's revenue, or other adverse effects on the Company's operating results. The Company's reliance on subcontract assembly involves several other risks, including reduced control over delivery schedules, quality assurance and costs.

   DEPENDENCE ON FEW CUSTOMERS. In 1993, a single customer accounted for 13% of product revenues, and in 1994 yet another customer accounted for 12% of product revenues. The loss of any major customer or a substantial reduction in sales from such a customer could adversely affect the Company.

   DEPENDENCE UPON INDEPENDENT DISTRIBUTORS AND SALES REPRESENTATIVES. Most of the Company's sales are generated by electronics distributors and independent sales representatives that are not under the direct control of the Company. These electronics distributors generally represent product lines offered by several companies, including competitive product lines, and thus could reduce their sales efforts applied to the Company's products or terminate their representation of the Company.

   CONTROL BY SHAREHOLDERS.   Certain  of the Company's shareholders, including
 the Selling Shareholder, currently are able to exert a significant measure of control over the affairs and policies of the Company if they act together.

   VOLATILITY OF STOCK PRICE. There has been significant volatility in the market price of securities of electronics companies in general, and semiconductor  technology  companies  in  particular,  including  the Company.
  Various factors and events, including announcements or developments by the Company or other companies engaged in the semiconductor or related industries concerning, among other things, suppliers, customers, financial results, product developments, patents, or proprietary rights may have a significant impact on the Company's business and on the market price of the Common Stock.

   IMPACT OF FUTURE SALES ON MARKET PRICE OF COMMON STOCK. Based on 6,193,100 shares outstanding after completion of this Offering (assuming exercise of all currently outstanding options and warrants), the number of shares of Common Stock offered hereby represents approximately 1.2% of the total number of shares of Common Stock outstanding. The Selling Shareholder owns 75,000 shares of Common Stock, all of which shares are being registered for sale hereunder. See "Selling Shareholder" and "Plan of Distribution." If the Selling Shareholder or the Company's other shareholders, under Rule 144 or otherwise, were to make available for sale or sell a large amount of Common Stock in the market at one time, the market price of the Common Stock could be adversely affected. Furthermore, other sales of substantial amounts of the Company's Common Stock in the public market, or even the potential for such sales, could adversely effect prevailing market prices for the Company's Common Stock. In this respect, the Company completed two placements in August of 1995 for an aggregate of 855,000 shares of Common Stock. These shares were not registered under the Securities Act of 1933, as amended, and may not be sold without registration unless an exemption from such registration is available. Additionally, certain warrants to purchase an aggregate of 326,895 shares of Common Stock are currently outstanding. See "Subsequent Events-- Exercise of Warrants" and "--Grant of Warrants." Such shares of Common Stock, upon exercise of the underlying warrants, could also be made available for sale.

   INTERNATIONAL TRADE AND CURRENCY EXCHANGE. Many of the materials and manufacturing steps in the Company's products are supplied by foreign companies. Also, approximately 18%, 19%, 21% and 13% of the Company's net sales in 1994,  1993,  1992  and  1991,  respectively,  were  to international customers. Accordingly, both manufacturing and sales of the Company's products may be adversely affected by political or economic conditions abroad.
  In addition, various forms of protectionist trade legislation have been proposed in the United States and certain foreign countries. A change in current tariff structures or other trade policies could adversely affect the Company's international customers or decrease the cost of products from the Company's international competitors.

   PROTECTION OF PROPRIETARY INFORMATION. The Company has been awarded one patent by the United States Patent Office and has acquired additional patents as part of its acquisition of certain assets of Star Semiconductor Corporation
  ("Star"); however, the Company relies primarily on its design know-how and continued access to advanced CMOS process technology, rather than on patents, to develop and maintain its competitive position. There can be no assurance that the Company will continue to have access to advanced semiconductor process technology or that others will not develop, patent or gain access to similar know-how and technology, or reverse engineer the Company's products.
  The Company attempts to protect its trade secrets and other proprietary information through confidentiality agreements with employees, consultants, suppliers and customers, but there can be no assurance that those measures will be adequate to protect the Company's interests. Others in the semiconductor industry have obtained patents covering a variety of semiconductor designs and processes, and the Company has from time to time received and may in the future receive notices from third parties asserting that one or more aspects or uses of the Company's products is infringing such third parties' patent rights. Presently there are no such claims pending against the Company. Although the Company does not believe that it infringes any known patents at this time, if any such infringement exists, the Company may be liable for damages and may find it necessary or desirable to obtain licenses under third parties' patents. Based on industry practice, the Company believes that, in most cases, any necessary licenses could be obtained on conditions that would not materially adversely affect the Company, but there can be no assurances that such licenses could be obtained or that litigation would not occur. The inability of the Company to obtain such licenses or the occurrence of litigation could adversely affect the Company.


                                 THE COMPANY

   Logic Devices Incorporated (the "Company") designs and markets high-performance digital integrated circuits. The Company's circuits address applications which require high computational speeds,  high-reliability,  high levels of circuit integration (complexity) and low power consumption. The Company's products are incorporated into products manufactured by OEMs and utilized in high-speed electronic computational applications in computers and work stations, broadcast and medical video image processing, and telecommunication systems. The Company's product strategy is to develop and market industry standard circuits which offer superior performance, as well as Company proprietary circuits to meet specific customer needs.

   The Company currently offers products in two areas: (1) DSP (digital signal processing) circuits consisting of high-performance arithmetic computational functions  (multipliers,  arithmetic-logic  units  "ALUs",  and  special  math function applicable to digital signal processing computations); and (2) high-speed SRAMs (static random access memories) including FIFO (first in/first out) Memories. As of December 31, 1994, the Company offered 49 catalog products which are sold to a diverse customer base. With the multiplicity of packaging and performance options, the 49 basic products result in nearly 1,000 catalog items.

   The Company's plug compatible catalog products are designed to replace existing industry standard integrated circuits offering superior performance, lower power consumption and reduced cost. Proprietary catalog products are developed by the Company to address specific functional application needs or performance levels that are not otherwise commercially available. The Company seeks to provide related groups of circuits that OEMs purchase for incorporation into high-performance electronic systems.

   The Company relies on third party silicon foundries to process silicon wafers, each wafer having up to several hundred integrated circuits of a given
  Company design, from which finished products are then assembled. The Company's strategy is to outsource wafer processing to third party foundries in order to avoid the substantial investment in capital equipment required to establish a wafer fabrication facility. The Company works closely with the foundries in order to take advantage of their processing capabilities and continues to explore and develop additional foundry relationships in order to minimize its dependence on any single relationship.

   The Company markets its products worldwide through its own direct sales force, a network of 61 national and international independent sales representatives and 16 international and domestic distributors. In 1994, approximately 52% of the Company's net revenues were derived from OEMs, while sales through foreign and domestic distributors accounted for approximately 48% of net revenues. Among the Company's OEM customers are DSC Communications Corporation, Group Technology Laboratories, Inc. and Acuson Corporation. Approximately 82% of the Company's net revenues have historically been derived from the United States and approximately 18% have been derived from foreign sales.

   The Company was incorporated under the laws of the State of California in April 1983. The Company's principal offices are located at 628 East Evelyn Avenue, Sunnyvale, California 94086, and its telephone number is (408) 737-3300.

                              SUBSEQUENT EVENTS

   The following events have occurred since December 31, 1994, which updates information contained in the Company's Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 1994 (the "1994 Annual Report"):

   EMPLOYEE STOCK OWNERSHIP PLAN. The Company's Employee Stock Ownership Plan ("ESOP") has been terminated. At the termination date, 226,770 shares of
  Common Stock were vested, and the Company is in the process of distributing the shares to eligible participants. The Company has filed a registration statement under the Securities Act to register the shares being distributed. Following the distribution of the shares held by the ESOP, most distributees will be free to sell such shares without restriction.

   STAR ACQUISITION. On April 14, 1995, the Company acquired certain assets from Star, including patents, processes and technology regarding a proprietary stream processor ("SPROC") which is a programmable DSP architecture that offers a significant performance advantage in data flow signal processing applications. Such assets were acquired in return for 75,000 shares of the Company's Common Stock. These shares are the Offered Securities covered by the Prospectus.

   SHAREHOLDER LOAN. As more fully discussed in the 1994 Annual Report, certain shareholders of the Company (the "Shareholder Creditors") had loaned various amounts to the Company (the "Shareholder Loan"). The Company has repaid the Shareholder Loan in full using proceeds from a bank loan.

   EXERCISE OF WARRANTS. Of the warrants to purchase an aggregate of 150,000 shares of Common Stock which had been issued in connection with an extension of the Shareholder Loan under a Loan Extension and Warrant Purchase Agreement, all as more fully described in the 1994 Annual Report, warrants to purchase
  74,955 shares have been exercised and warrants to purchase 75,045 remain outstanding. Such warrants contain provisions which adjust the exercise price in certain circumstances, such as the issuance of additional Common Stock or other securities at less than the exercise price and stock splits. In addition, they contain provisions which adjust the number of warrant shares in the event of certain mergers, reorganizations and reclassifications. The exercise price is $3.45 per share, and the warrants expire March 1, 1996. The warrants are transferable by the holders thereof in accordance with applicable securities laws.

   CONVERSION OF PREFERRED SHARES. The holders of the Company's 154 shares of previously issued and outstanding Series A Preferred Stock have converted all of such shares into 25,666 shares of Common Stock pursuant to the terms of the Series A Preferred Stock.

   PLACEMENT OF SECURITIES. In August of 1995, the Company issued a total of 855,000 shares of Common Stock in separate private placement transactions exempt from registration under the Securities Act, for an aggregate
 consideration  of  approximately  $9,850,000.   The shares were not registered
  under the Securities Act and cannot be sold or transferred without registration or an exemption from such registration requirements.

   GRANT OF WARRANTS. On February 15, 1995, the non-employee directors of the Company were granted warrants to purchase an aggregate of 220,000 shares of
 Common Stock. The grants were ratified by shareholders of the Company at the Company's 1995 annual meeting of shareholders held June 13, 1995. The warrants have an exercise price of $2.5625 per share, which was the last reported transaction price of the Common Stock on February 15, 1995, and expire on February 15, 2000. Certain other warrants were issued by the Company in connection with one of the private placements described above. The warrants give the holders the right to purchase from the Company up to 31,850 shares of Common Stock at an exercise price equal to $12.625 per share (the last reported transaction price on the grant date of August 21, 1995). The warrants were exercisable immediately upon their issuance and expire on August 21, 1998. The warrants are transferable by the holders thereof in accordance with applicable securities laws.

                               USE OF PROCEEDS

   The Company will not receive any proceeds from the sale of any of the Offered Securities by the Selling Shareholder.


                            SELLING SHAREHOLDERS

   The Company issued 75,000 shares of Common Stock to Star on April 14, 1995 in consideration of the Company's purchase of certain assets from Star. See
  "Subsequent Events--Star Acquisition." Star subsequently transferred these shares to the Credit Managers Association of California ("CMAC") as part of Star's liquidation.

   The following table sets forth additional information as of August 28, 1995, regarding the Selling Shareholder's ownership of Common Stock:

 NAME OF RECORD OWNER   NUMBER OF SHARES  SHARES COVERED BY   NUMBER OF SHARES
                        OWNED             THIS PROSPECTUS     NOT COVERED BY
                                                              THIS PROSPECTUS
 CMAC                   75,000            75,000                      0
 TOTAL                  75,000            75,000                      0

                            PLAN OF DISTRIBUTION

   The Offered Securities may be sold from time to time by the Selling Shareholder or its pledgees, donees, transferees or other successors in interest in one or more transactions at a fixed offering price, at varying prices determined at the time of sale or at negotiated prices. Such sales may be made to purchasers directly by the selling shareholders (or their pledgees, donees, transferees or other successors in interest) or, alternatively, the
  Selling Shareholder (or its pledgees, donees, transferees or other successors in interest) may offer the Offered Securities, pursuant to this Registration Statement or Rule 144 of the Securities Act, through underwriters, dealers, brokers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholder (or its pledgees, donees, transferees or other successors in interest) and/or the purchasers of the Offered Securities for whom they may act as agents. In effecting sales of Offered Securities, brokers or dealers may arrange for other brokers or dealers to participate. Such brokers or dealers and any other participating brokers or dealers may be deemed to be underwriters within the meaning of the Securities Act in connection with such sales. Sales of Common Stock may be made through Nasdaq or otherwise at prices and at terms then prevailing or in negotiated transactions.

   Under the terms of the agreement by and among the Company, Star and CMAC, CMAC is permitted to sell no more than 37,500 of the 75,000 shares of Common Stock which it owns within the first ten days of the effective date of the registration statement filed in connection with this Prospectus, and following this ten day period is permitted to sell up to one-sixth of the remaining unsold shares of Common Stock each month for the next six months, unless CMAC receives prior written permission from the Company to accelerate the sale of its shares of Common Stock. CMAC has indicated that it intends to sell the
  75,000 shares which it owns consistent with market conditions and the constraints set forth in the immediately preceding sentence, but has not requested permission from the Company to accelerate the timing in which such sales may be made under its agreement with the Company.

   The Company has agreed to indemnify the Selling Shareholder against certain liabilities in connection with the distribution of the Offered Securities, including liabilities under the Securities Act. Under agreements that may be entered into by the Selling Shareholder, brokers or dealers who participate in the distribution of the Offered Securities may be entitled to indemnification by the Selling Shareholder and the Company against certain liabilities, including liabilities under the Securities Act.

                                LEGAL MATTERS

   The validity of the Offered Securities has been passed upon by Barack, Ferrazzano, Kirschbaum & Perlman, Chicago, Illinois.


                                   EXPERTS

   The financial statements and the related supplemental schedules incorporated into this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1994, as amended, have been so incorporated in reliance upon the report of Meredith Cardozo, independent accountants, given upon the authority of said firm as experts in auditing and accounting.

 NO  DEALER, SALESPERSON OR OTHER
 INDIVIDUAL HAS BEEN AUTHORIZED TO
 GIVE ANY INFORMATION OR MAKE ANY
 REPRESENTATIONS NOT CONTAINED IN
 THIS  PROSPECTUS  IN  CONNECTION
 WITH THE OFFERING COVERED BY THIS
 PROSPECTUS.   IF GIVEN OR  MADE,
 SUCH       INFORMATION        OR
 REPRESENTATIONS   MUST   NOT  BE
 RELIED   UPON   AS  HAVING  BEEN
 AUTHORIZED BY THE  COMPANY. THIS
 PROSPECTUS DOES NOT CONSTITUTE AN
 OFFER TO SELL, OR A SOLICITATION
 OF AN OFFER TO BUY,  THE  COMMON
 STOCK IN ANY JURISDICTION WHERE,
 OR TO ANY PERSON TO WHOM, IT  IS
 UNLAWFUL  TO MAKE ANY SUCH OFFER
 OR  SOLICITATION.   NEITHER  THE                 LOGIC DEVICES
 DELIVERY OF THIS PROSPECTUS  NOR                 INCORPORATED
 ANY  SALE  MADE HEREUNDER SHALL,
 UNDER ANY CIRCUMSTANCES,  CREATE
 AN IMPLICATION THAT THERE HAS NOT
 BEEN ANY CHANGE IN THE FACTS SET
 FORTH  IN THIS PROSPECTUS OR  IN
 THE AFFAIRS OF THE COMPANY SINCE
 THE DATE HEREOF.
                                                  75,000 SHARES OF
                                                  COMMON STOCK


        TABLE OF CONTENTS

                                PAGE
 Available Information             2

 Documents Incorporated By
 Reference                         2

 Risk Factors                      3

 The Company                       6
                                                   PROSPECTUS
 Subsequent Events                 7

 Use of Proceeds                   8

 Selling Shareholders              8

 Plan of Distribution              8

 Legal Matters                     9

 Experts                           9

                                   PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

 ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth those expenses for distribution to be incurred in connection with the issuance and distribution of the securities being registered.

 Registration Fee                                 $     324.00
 Legal Fees and Expenses                          $   8,000.00
 Accounting Fees and Expenses                     $     500.00
 Miscellaneous                                    $    1176.00

 Total                                            $  10,000.00


     All expenses are estimated except the Registration Fee.

 ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant's Articles of Incorporation and Bylaws require the Registrant to indemnify officers and directors of the Registrant to the full extent permitted by Section 317 of the California General Corporation  Law.
 Section 317 of the California General Corporation law makes provisions for the indemnification of officers, directors and other corporate agents in
  terms  sufficiently  broad  to  indemnify  such  persons,   under   certain
   circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

 ITEM 16.  EXHIBITS

     Exhibit
       NO.            DESCRIPTION

        3.1* Articles of Incorporation of Logic Devices Incorporated, as amended. Incorporated by reference to Ex. 3.1 of the Registrant's Form S-18 Registration Statement (File No. 33-23763-LA)
        3.2* Bylaws of Logic Devices Incorporated. Incorporated by reference to Ex. 3.2 of the Registrant's Form S-18 Registration Statement (File No. 33-23763-LA)
        4.1* Form of certificate for shares of the Company's Common Stock. Incorporated by reference to Exhibit 1.1 of the Amendment No. 1 on Form 8 to Application or Report Filed Pursuant to
                Section 12, 13 or 15(d) of the Securities Exchange Act of 1934, dated October 4, 1988 (File No. 0-17187)
        5.1 Opinion Letter of Barack, Ferrazzano, Kirschbaum & Perlman regarding the validity of the securities being registered
       10.1 Registration Rights Agreement by and between Logic Devices Incorporated, Star Semiconductor Corporation and Credit Managers Association of California, dated April 14, 1995
       23.1 Consent of Barack, Ferrazzano, Kirschbaum & Perlman (included in Exhibit 5)
       23.2     Consent of Meredith Cardozo
       24.1     Powers of Attorney (included on signature page)


 * Previously filed

 ITEM 17.  UNDERTAKINGS

   (a)  The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

 provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

   (b) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the
 Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant  has  been  advised  that  in  the  opinion of the
  Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on August 30, 1995.

                                   LOGIC DEVICES INCORPORATED


                                   By:/S/ WILLIAM J. VOLZ

                                          William J. Volz
                                          President and Director


                                   By:/S/ TODD J. ASHFORD

                                          Todd J. Ashford
                                          Chief Financial Officer


                              POWER OF ATTORNEY

   Know all men by these presents, that each person whose signature appears below constitutes and appoints William J. Volz and Todd J. Ashford, and each of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities (including in his capacity as a director or officer of Logic Devices Incorporated) to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange
 Commission, granting unto said attorney-in-fact  and  agent  full  power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by each of the following persons in the capacities indicated on the dates indicated below on August 30, 1995.

 SIGNATURE                    TITLE

 /S/ HOWARD L. FARKAS         Chairman of the Board
 Howard L. Farkas


 /S/ BURTON W. KANTER         Director
 Burton W. Kanter


 /S/ ALBERT MORRISON, JR.     Director
 Albert Morrison, Jr.


 /S/ WILLIAM J. VOLZ          President and Director
 William J. Volz              (Principal Executive Officer)


 /S/ TODD J. ASHFORD          Chief Financial Officer (Principal
 Todd J. Ashford              Financial and Accounting Officer)

                          LOGIC DEVICES INCORPORATED

                              INDEX TO EXHIBITS

                                                                    SEQUENTIALLY
                                                                      NUMBERED
   EXHIBIT                                                            PAGE OF
   NUMBER           DESCRIPTION OF EXHIBITS                           EXHIBIT
    3.1*            Articles of Incorporation of Logic Devices
                    Incorporated, as amended.  Incorporated by
                    reference to Ex. 3.1 of the Registrant's Form S-18
                    Registration Statement (File No. 33-23763-LA)
    3.2*            Bylaws of Logic Devices Incorporated.
                    Incorporated by reference to Ex. 3.2 of the
                    Registrant's Form S-18 Registration Statement
                    (File No. 33-23763-LA)
    4.1*            Form of certificate for shares of the Company's
                    Common Stock.  Incorporated by reference to
                    Exhibit 1.1 of the Amendment No. 1 on Form 8 to
                    Application or Report Filed Pursuant to Section
                    12, 13 or 15(d) of the Securities Exchange Act of
                    1934, dated October 4, 1988 (File No. 0-17187)
     5.1            Opinion Letter of Barack, Ferrazzano, Kirschbaum &
                    Perlman regarding the validity of the securities
                    being registered
    10.1            Registration Rights Agreement by and between Logic
                    Devices Incorporation, Star Semiconductor
                    Corporation and Credit Managers Association of
                    California, dated April 14, 1995
    23.1            Consent of Barack, Ferrazzano, Kirschbaum &
                    Perlman (included as part of Exhibit 5)
    23.2            Consent of Meredith Cardozo
    24.1            Powers of Attorney (included on signature page)

   *  Previously filed

                              EXHIBIT  5.1


                    BARACK, FERRAZZANO, KIRSCHBAUM & PERLMAN
                        333 WEST WACKER DRIVE, SUITE 2700
                            CHICAGO, ILLINOIS  60606
                           TELEPHONE:  (312) 984-3100
                              FAX:  (312) 984-3150

                                 August 30, 1995

 Logic Devices Incorporated
 628 East Evelyn Avenue
 Sunnyvale, California  94086

 Ladies and Gentlemen:

   We have acted as counsel to Logic Devices Incorporated (the "Corporation") in connection with the preparation of a Registration
 Statement on Form S-3 (the "Registration Statement") to be filed on or about August 30, 1995, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to 75,000 shares (the "Securities") of common stock, no par value, of the Corporation which are held by the Credit Managers Association of California.

   We have examined original or photostatic or certified copies of such records of the Corporation, including its Restated Articles of
 Incorporation and bylaws, certificates of officers of the Corporation and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below.
  In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies and the authenticity of the originals of such copies. We have also made inquiries of officers and employees of the Corporation and of such others as deemed necessary for purposes of this opinion.

   While we have reviewed the California General Corporation Law, we call your attention to the fact that our firm only requires lawyers to be qualified to practice law in the State of Illinois and, in rendering the following opinions, we assume such statute will be construed and interpreted in a fashion comparable to that of the Illinois Business Corporation Act.

   Based upon such examination and inquiries and subject to the assumptions stated, we are of the opinion that the Securities are legally issued, fully paid and nonassessable.

   We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                       Very truly yours,



                         BARACK, FERRAZZANO, KIRSCHBAUM & PERLMAN

                       EXHIBIT 10.1

              REGISTRATION RIGHTS AGREEMENT

    THIS AGREEMENT is made as of April 14, 1995 by and between Logic Devices Incorporated, a California corporation (the
   "Company"), Star Semiconductor Corporation, a Delaware corporation ("Purchaser") and Credit Managers Association of
  California,  as  Trustee  for the creditors  of  the  Company
 ("CMA").

                        RECITALS

    A. The Company and Purchaser are parties to a certain Asset Purchase Agreement of even date herewith (the "Asset
 Purchase Agreement"). In order to induce Purchaser to enter into the Asset Purchase Agreement, the Company has agreed to provide the registration rights to Purchaser as set forth in this Agreement. The execution and delivery of this Agreement is a condition to the "Closing" under the Asset Purchase Agreement. Except as otherwise indicated, capitalized terms used herein are defined in Section 8 hereof.

    B. Purchaser is in the process of liquidating all of its assets and distributing the proceeds to CMA for allocation and distribution to Purchaser's creditors and may distribute to
  CMA the Registerable Securities issued to Purchaser pursuant to the Asset Purchase Agreement.

    The parties hereto agree as follows:

    1.  PIGGYBACK REGISTRATIONS.

        (A) RIGHT TO PIGGYBACK. From and upon the date of this Agreement and until the second anniversary of such date (or any such additional time as may be required to effect a registration noticed in such two-year period or until the expiration of any waiting period in effect upon such two-year anniversary), if the Company proposes to register any of its securities under the Securities Act (other than pursuant to a Demand Registration hereunder as set forth in Subsection 2(a)
  or an offering of securities in connection with an employee benefit plan, share dividend, share ownership or dividend reinvestment plan), and the registration form to be used may be used for the registration of any Registrable Securities (a "Piggyback Registration"), the Company will give prompt written notice to all holders of the Registrable Securities of its intention to effect such a registration and will include in such registration all Registrable Securities (in accordance with the priorities set forth in Subsections 1(c) and 1(d) below) with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the receipt of the Company's notice.

        (B) PIGGYBACK EXPENSES. The Registration Expenses (as defined in Section 5(a) hereof) of the holders of Registrable
 Securities  will  be  paid  by  the  Company  in all Piggyback
 Registrations.

        (C) PRIORITY ON PRIMARY REGISTRATIONS. If a Piggyback Registration is an underwritten primary registration on behalf of the Company and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range acceptable to the Company, the Company will include in such registration (i) first, the securities that the Company proposes to sell, and (ii) second, the Registerable Securities requested to be included in such registration  and other securities requested to be included in such registration, PRO RATA among the holders of such Registerable Securities and the holders of such other securities on the  basis  of  the  number  of shares which the holders of such Registerable Securities have requested for registration and which the holders of such other securities have requested for registration.

        (D) PRIORITY ON SECONDARY REGISTRATIONS. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the  Company's securities and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range acceptable to the holders initially requesting such registration, the Company will include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration, and (ii) second, the Registerable Securities requested to be included in such registration and the other securities requested to be included in such registration, PRO RATA among the holders of such Registerable
  Securities and the holders of such other securities on the basis of the number of shares which the holders of such
  Registerable Securities have requested for registration and which the holders of such other securities have requested for registration.

        (E)  SELECTION  OF  UNDERWRITERS.    If  any  Piggyback
  Registration is an underwritten offering, the Company will have the right to select the investment banker(s) and manager(s) to administer the offering.

    2.  DEMAND REGISTRATIONS.

        (A)  REQUESTS  FOR  REGISTRATION.   From and upon sixty
 (60) days from the date of this Agreement and until the second anniversary of such date (or any such additional time as may be required to effect a registration noticed in such two-year period or until the expiration of any waiting period in effect upon such two-year anniversary), subject to the terms of this Agreement, the holders of the then outstanding Registrable Securities may, at any time, request registration under the
  Securities Act of all, but not less than all, of their Registrable Securities. All registrations requested pursuant to  this  Subsection  2(a)  are referred to herein as "Demand
 Registrations."

        (B) NUMBER OF DEMAND REGISTRATIONS. The holders of the Registrable Securities will be entitled to request one (1)
   Demand Registrations pursuant to which the Registrable Securities shall be registered and in which the Company will pay all Registration Expenses; provided, however, that a request for a Demand Registration will not be counted against such one permitted Demand Registration unless all the Registrable Securities are registered as part of the Demand Registration.

        (C) PRIORITY ON DEMAND REGISTRATIONS. The Company will not include in any Demand Registration any securities which are not Registrable Securities without the written consent of holders of at least a majority of the Registrable Securities. If other securities are permitted to be included in a Demand Registration which is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and other securities requested to be included exceeds the number of Registrable Securities and other securities which can be sold in such offering within a price range acceptable to the holders of a majority of the Registerable Securities initially requesting registration, the Company will include in such registration, prior to the inclusion of any securities which are not Registrable Securities, the number of Registrable Securities requested to be included which in the opinion of such underwriters can be sold, PRO RATA among the respective holders on the basis of the amount of Registrable Securities so requested to be included therein. Any person or entity other than holders of Registrable Securities who participate in Demand Registrations which are not at the Company's expense must pay their share of the Registration Expenses as provided in Section 5 hereof.

        (E) SELECTION OF UNDERWRITERS. In the case of an underwritten offering, the holders of a majority of the Registrable Securities included in any Demand Registration will have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the
 Company's approval which will not be unreasonably withheld.

    3.  HOLDBACK AGREEMENTS.

        (a) Each holder of Registrable Securities agrees not to effect any public sale or distribution of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, except as part of such underwritten registration and/or in compliance with the terms set forth in Section 9 below, during the seven
 (7) days prior to and the 90-day period beginning on the effective date of any underwritten registered public offering of equity securities, unless the underwriters managing the registered public offering otherwise agree and such sale or
    distribution    otherwise    complies    with    Regulation
 <section>240.10b-6 of the Securities Exchange Act.

        (b) The Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior and the 90-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree.

    4. REGISTRATION PROCEDURES. Whenever the holders of Registrable Securities have, in compliance with the terms and conditions set forth herein, requested that the Registrable Securities will be registered pursuant to this Agreement, the
  Company will use its best efforts to effect the registration within 45 days of such request and facilitate the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto, the Company will as expeditiously as possible:

        (a) prepare and file with the Securities and Exchange Commission a registration statement with respect to such
 Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that, before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed);

        (b) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of nine (9) months and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

        (c) obtain all necessary consents of the Company's counsel and independent auditors;

        (d) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

        (e) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller of Registrable Securities reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of Registrable Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction, (iii) consent to general service of process in any such jurisdiction unless the Company is subject to service in such jurisdiction and except as may be required by the
  Securities Act, or (iv) qualify such Registerable Securities in a given jurisdiction where expressions of investment interest are not sufficient in such jurisdiction to reasonably justify the expense of qualification in that jurisdiction or where such qualification would require the Company to register as a broker or dealer in such jurisdiction).

        (f) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus  will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

        (g) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed, if any;

        (h) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

        (i) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares); and

        (j) make available for inspection during normal business hours by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

    5.  REGISTRATION EXPENSES.

        (a) All expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance  with  securities  or  blue  sky  laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other person or entity retained by the Company (all such expenses being herein called "Registration Expenses") will be borne by the Company.
  The Company will also pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed.

        (b) In connection with each Demand Registration, the Company will reimburse the holders of Registrable Securities covered  by  such  registration  for  the  reasonable fees and disbursements of one counsel chosen by the holders of the majority of such Registrable Securities.

    6.  INDEMNIFICATION.

        (a) The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each person or entity who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or which such holder failed to provide after being so requested or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same or which is otherwise attributable of the negligence or willful misconduct of such holder. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each person or entity who controls such underwriters (within the meaning of the Securities Act)
  to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities. The reimbursements required by this Section 6(a) will be made by periodic payments during the course of the investigation of defense, as and when bills are received or expenses incurred.

        (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers, each person or entity who controls the Company (within the meaning of the Securities
  Act), against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained or required to be contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated
  therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained or required to be contained in any information or affidavit so furnished or required to be so furnished in writing by such holder.

        (c) Any person or entity entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent  (but such consent will not be unreasonably withheld).

 An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

        (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and will survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

    7.  CURRENT PUBLIC INFORMATION.

        (a)   At  all  times  after  the Company  has  filed  a
  registration statement with the Securities and Exchange Commission pursuant to the requirements of either the
  Securities Act or the Securities Exchange Act and such registration statement has been declared effective, the
 Company will file all reports required to be filed by it under the Securities Act and the Securities Exchange Act, and will take such further action as any holder or holders of Registrable Securities may reasonably request, all to the extent required to enable such holders to sell Registrable
 Securities pursuant to (i) Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission or (ii) a registration statement on Form S-2, Form
  S-3 or Form S-18, if eligible, or any similar registration statement form hereafter adopted by the Securities and
 Exchange Commission. Upon request, the Company will deliver to such holders of Registrable Securities a written statement as to whether it has complied with such requirements.

        (b) The Company is currently eligible to use Form S-3 for secondary offerings such as contemplated hereby and shall make all filings necessary to maintain such eligibility.

    8.  DEFINITIONS.

        (A)  REGISTRABLE SECURITIES.

            (1) The term "Registrable Securities" means (i) any of the Company's Common Stock or other securities issued to Purchaser pursuant to the Asset Purchase Agreement, (ii) any Common Stock issued or issuable upon conversion of any securities held by Purchaser, (iii) any Common Stock issued or issuable with respect to the securities referred to in clauses (i) and (ii) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, and (iv) any other shares of Common Stock held by persons or entities holding securities described in clauses (i) to (iii), inclusive, above.

            (2) As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) been sold to the public in accordance with Rule 144 (or any similar provision then in force) under the Securities Act, or (c) been otherwise transferred and new certificates for them not bearing a Securities Act restrictive legend have been delivered by the Company pursuant to the Purchase Agreement. Whenever any particular securities cease to be Registrable Securities, the holder thereof will be entitled to receive from the Company, without expense, new securities of like tenor not bearing a restrictive legend.

        (b) The term "Securities Act" means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

        (c)   The  term  "Securities  Exchange  Act"  means the
 Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.

        (d) Unless otherwise stated, other capitalized terms contained herein have the meanings set forth in the Asset
 Purchase Agreement.

    9. SALES OF REGISTRABLE SHARES. Upon and within the first ten (10) days after the effective date of a Piggyback or
 Demand Registration pursuant to this Agreement, each holder of Registrable Securities agrees that no more than 37,500 of the
  Registrable Securities (subject  to  adjustment  pursuant  to
 Section 8(a)(1)(iii)) will be sold within this ten (10) day period without the prior written consent of the Company (which will not be unreasonably withheld giving due consideration to the impact such sales would have on the market for the Company's shares of Common Stock). During the next six (6) months thereafter, any Registrable Securities remaining unsold at the end of the ten (10) day period may be sold at a rate whereby sales in any given month do not exceed one-sixth of the shares of Common Stock remaining unsold at the end of the initial ten (10) day period. The difference between the amount of Registrable Securities sold in a given month and the amount that can be sold will not be carried over to subsequent months during such six months without the prior written consent of the Company (which will not be unreasonably withheld giving due consideration to the impact such sales would have on the market for the Company's shares of Common Stock). Any Registrable Securities remaining unsold at the end of the six (6) month period can be sold in such manner and in such amounts as the holder of such Registrable Securities may determine.

    10.  MISCELLANEOUS.

        (A) NO INCONSISTENT AGREEMENTS. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement.

        (B) ADJUSTMENTS AFFECTING REGISTRABLE SECURITIES. The Company will not take any action or permit any change to occur with respect to its securities which would materially and adversely affect the ability of the holders of Registrable
  Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would materially and adversely affect the marketability of such Registrable Securities in any such registration
 (including, without limitation, effecting a stock split or a combination of shares).

        (C) REMEDIES. Any person or entity having rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement, and to exercise all other rights granted by law.

        (D) AMENDMENTS AND WAIVERS. Except as otherwise provided herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of holders of at least a majority of the Registrable Securities.

        (E) SUCCESSORS AND ASSIGNS. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto
 whether so expressed or not.   In addition, whether or not any
  express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities. The Company and Purchaser hereby agree that in the event of any liquidation of Purchaser the Registerable Securities may be distributed only to Purchaser's shareholders or to CMA. The Company and CMA hereby agree that in the event of any such distribution to CMA, CMA shall retain control of the Registerable Securities, the further distribution or sale thereof and the registration thereof pursuant to this Agreement and CMA shall not distribute such Registerable
 Securities to any of Purchaser's individual creditors.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.
                        THE COMPANY:

                        LOGIC DEVICES INCORPORATED,
                        a California corporation

                        By:/s/ Todd J. Ashford
                            Its: CFO

                        PURCHASER:

                        STAR   SEMICONDUCTOR   CORPORATION,   a
                        Delaware corporation

                        By:/s/ John Payne
                            Its: Designated Signing Officer

                        CREDIT    MANAGERS    ASSOCIATION    OF
                        CALIFORNIA,    As   Trustee   for   the
                        creditors    of   Star    Semiconductor
                        Corporation

                        By: /s/ Geoffrey L. Berman
                            Its: Assistant Secretary

                    EXHIBIT 23.3


                     MC   Meredith Cardozo
                   Certified Public Accountants



 The Board of Directors
 Logic Devices Incorporated:

 We consent to incorporation by reference in the registration statement on Form S-3 of Logic Devices
 Incorporated of our report dated February 15, 1995, relating to the consolidated balance sheets of Logic
 Devices Incorporated as of December 31, 1994, 1993 and
 1992, and the related consolidated statements of income, shareholders* equity and cash flows and the related schedules for each of the years in the three-year period ended December 31, 1994, which report appears in the December 31, 1994 annual report on Form 10-K of Logic
 Devices Incorporated.


 San Jose, California
 August 30, 1995